UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2007

LEAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-11311	13-3386776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, Michigan	48033

(Address of principal executive offices)	(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Lear Corporation (“Lear” or the “Company”) is filing this Form 8-K to (i) furnish information regarding Lear’s results of operations for the fourth quarter and full year of 2006, (ii) provide financial guidance for 2007 and (iii) supplement Lear’s Current Report on Form 8-K initially filed on June 27, 2005, as supplemented on August 30, 2005, January 25, 2006, October 26, 2006 and January 11, 2007, in order to update certain disclosures with respect to Lear’s restructuring strategy (the “Restructuring”).

FORWARD-LOOKING STATEMENTS

The Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, fluctuations in the production of vehicles for which the Company is a supplier, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer productivity negotiations, the impact and timing of program launch costs, the costs and timing of facility closures, business realignment or similar actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign countries, competitive conditions impacting the Company’s key customers and suppliers, raw material costs and availability, the Company’s ability to mitigate the significant impact of increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the finalization of the Company’s restructuring strategy and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In particular, the Company’s financial outlook for 2007 is based on several factors, including the Company’s current vehicle production and raw material pricing assumptions. The Company’s actual financial results could differ materially as a result of significant changes in these factors. In addition, the Company’s agreement to contribute its North American interior business to IAC North America is subject to various conditions, including the receipt of required third-party consents, as well as other closing conditions customary for transactions of this type. No assurances can be given that the proposed transaction will be consummated on the terms contemplated or at all.

The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

The following information is provided pursuant to Item 2.02 of Form 8-K, “Results of Operations and Financial Condition,” and Item 7.01 of Form 8-K, “Regulation FD Disclosure.”

On January 25, 2007, Lear Corporation issued a press release reporting its financial results for the fourth quarter and full year of 2006 and providing financial guidance for 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On January 25, 2007, Lear Corporation made available the presentation slides attached hereto as Exhibit 99.2 in a webcast of its fourth quarter 2006 earnings call. Exhibit 99.2 is incorporated by reference herein.

The information contained in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As part of its previously announced Restructuring, Lear has continued consolidation and census actions. In 2006, these actions resulted in charges of $99.7 million, consisting of employee termination costs of $79.3 million, fixed asset impairment charges of $5.8 million, contract termination costs of $6.5 million and other costs of $8.1 million (including $6.5 million of manufacturing inefficiency costs resulting from the Restructuring). The severance and other incremental costs represent cash charges, while the asset impairment charges represent non-cash charges. Cash payments related to the Restructuring totaled $73.3 million in 2006.

Although all aspects of the Restructuring have not been finalized, the Company continues to expect to incur total pretax costs of approximately $300 million in connection with the Restructuring, of which $204.1 million of costs have been incurred to date. The remaining costs are expected to be incurred in 2007. Lear continues to estimate that approximately 80% of the restructuring costs will result in cash expenditures.

Item 2.06 Material Impairments.

The information set forth under Item 2.05 relating to impairment charges is incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

See “Item 2.02 Results of Operations and Financial Condition” above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press release issued January 25, 2007, furnished herewith.

	99.2	Presentation slides from the Lear Corporation webcast of its fourth quarter 2006 earnings call held on January 25, 2007, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: January 25, 2007	By: /s/ James H. Vandenberghe

Name:	James H. Vandenberghe
Title:	Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued January 25, 2007, furnished herewith.

99.2	Presentation slides from the Lear Corporation webcast of its fourth quarter 2006 earnings call held on January 25, 2007, furnished herewith.